Exhibit 99.1

SIENTRA REPORTS RECORD FOURTH QUARTER AND FULL YEAR REVENUES AND EXPANDS TOTAL ADDRESSABLE MARKET WITH NEW PRODUCT LAUNCHES

03/30/2023

Continued 2+ year trend of consecutive record quarterly growth; fastest growing brand in the US breast market

Disciplined cash management and enhanced operating leverage for 40% improvement in free cash flow results

Significantly increased total addressable market with the launch of Viality™, a novel, FDA-cleared fat transfer technology, and addition of SimpliDerm®, a leading human Acellular Dermal Matrix (ADM)

IRVINE, Calif., March 30, 2023 (GLOBE NEWSWIRE) -- Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a medical aesthetics company focused on enhancing lives by advancing the art of plastic surgery, today announced its financial results for the fourth quarter and full year ended December 31, 2022.

Financial and Business Highlights

•
Record Q4 2022 net sales of $25.1 million, representing growth of 11% over the fourth quarter of 2022.
•
Record full year net sales of $90.5 million, representing growth of 12% over 2021.
•
Free cash flow usage of $3.6 million in Q4 2022 compared to a free cash flow usage of $6.0 million in the same period last year.
•
Record high market shares in augmentation and reconstruction, adding 131 new augmentation accounts and 142 reconstruction accounts
•
Continued to expand international footprint with approval to market breast implants in the United Arab Emirates
•
Launched Viality, the first and only enhanced viability fat transfer system, providing high fat retention and predictable patient outcomes.
•
Released preliminary results from Viality clinical study showing over 80% volume retention at the 3- and 6-month time points
•
Entered into partnership with Azyio Biologics for the promotion of SimpliDerm, an Acellular Dermal Matrix (ADM).

“2023 promises to be a pivotal year in the transformation of Sientra,” commented Ron Menezes, Sientra’s President and Chief Executive Officer. “Since I joined Sientra, the Company has been focused on creating a platform to profitably delivery industry-leading products to our plastic surgeon customers and their patients. We are now seeing the results of those efforts”

“In March of this year, we began commercially shipping our Viality fat transfer system to customers. We are extremely encouraged by the early reception of this product, and believe that Viality, which is the only system to have clinically demonstrated over 80% volume retention in a multi-center study at the preliminary 3- and 6-month time points, will set the new standard for fat transfer. We are also extremely excited to have announced our partnership with Aziyo Biologics to distribute their SimpliDerm Accellular Dermal Matrix (ADM) product, creating what we believe is the most compelling reconstruction portfolio in the industry.”

“The launch of these two products dramatically increases the size of Sientra’s total addressable market to over $1 billion in the United States alone. Importantly, it also does so by utilizing Sientra’s existing commercial infrastructure, without any significant capital investments, which we believe will allow us to exit 2023 with a positive free cash flow run rate” concluded Mr. Menezes.

Fourth Quarter 2022 Financial Results

•
Total net sales were $25.1 million, an increase of 11% compared to total net sales of $22.6 million for the same period in 2021.
•
Gross profit for the fourth quarter 2022 was $3.2 million, or 13% of sales, compared to gross profit of $12.3 million, or 54% of sales, for the same period in 2021. The fourth quarter 2022 included non-cash adjustments related to inventory reserve and warranty liability. Excluding these adjustments, fourth quarter 2022 gross profit was $15.0 million, or 60% of sales.
•
GAAP operating expenses for the fourth quarter 2022 of $27.7 million compared to $26.1 million for the same period in 2021.
•
Loss from continuing operations for the fourth quarter 2022 was $22.4 million, or $2.35 per share, compared to a net loss of $15.9 million, or $2.73 per share, for the same period in 2021.
•
Non-GAAP operating expenses for the fourth quarter of 2022 were $22.8 million compared to $22.2 million for the same period in 2021.
•
Adjusted EBITDA loss for the fourth quarter 2022 was $6.9 million as compared to a net loss of $9.3 million for the same period in 2021.
•
Net cash and cash equivalents as of December 31, 2022, were $26.1 million, compared to $51.8 million on December 31, 2021.

Full Year 2022 Financial Results

•
Total net sales for the full year 2022 were $90.5 million, an increase of 12% compared to total net sales of $80.7 million for the same period in 2021.
•
Gross profit for the full year 2022 was $41.6 million, or 46% of sales, compared to gross profit of $44.3 million, or 55% of sales, for the full year 2021. Excluding the adjustments, full year 2022 gross profit was $53.4 million, or 59% of sales.
•
GAAP operating expenses for the full year 2022 increased by 22% to $110.6 million from $90.7 million for the full year 2021, primarily driven by current year investments in commercial activities to support new product launches.
•
Loss from continuing operations for the full year 2022 was $73.7 million, or a net loss of $10.40 per share, compared to a net loss of $62.5 million, or $10.96 per share, for the full year 2021.
•
Non-GAAP operating expenses for the full year 2022 were $91.6 million compared to $76.3 million for the full year 2021.
•
Adjusted EBITDA loss for the full year 2022 of $36.5 million compared to a net loss of $29.8 million for the full year 2021.

Full Year 2022 Guidance

For full year 2023, the Company expects to achieve total net sales of $104 million to $109 million, representing growth of 15% to 20% compared to net sales of $90.5 million in 2022. Non-GAAP operating expense is expected to be $78 million to $82 million, representing a 10% to 15% decrease compared to non-GAAP operating expenses of $91.6 million in 2022.

Use of Non-GAAP Financial Measures

Sientra has supplemented its US GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA, US GAAP Operating Expenses with a non-GAAP measure of Non-GAAP Operating Expenses, and US GAAP cash flow from operating activities with a non-GAAP measure of Free Cash Flow. Management believes that these non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the Company, facilitate a more meaningful comparison of results for current periods with previous operating results, and assist management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. Reconciliations of non-GAAP Adjusted EBITDA, Non-GAAP Operating Expenses, and Free Cash Flow to GAAP net income (loss), GAAP Operating Expenses and Cash flow from operating activities, the most directly comparable GAAP measures, are provided in the schedules below. In the current period, management added “Bad debt expense” as an adjustment to the non-GAAP measure of Adjusted EBITDA to align with internal targets, budgets and forecasts. The prior periods have been recast to conform with the current period presentation.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measures provided in the schedules below.

About Sientra

Headquartered in Irvine, California, Sientra is a medical aesthetics company exclusively focused on plastic surgery. The Company mission is to offer proprietary innovations and unparalleled partnerships that radically advance how plastic surgeons think, work and care for their patients. Sientra has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company’s product portfolio includes its Sientra round and shaped breast implants, the first fifth generation breast implants approved by the FDA for sale in the United States, its ground-breaking Allox2® breast tissue expander with patented dual-port and integral drain technology, Viality™ fat transfer system, and BIOCORNEUM®, the #1 performing, preferred and recommended scar gel of plastic surgeons (*).

Sientra uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Sientra is routinely posted and is accessible on the Company’s investor relations website at www.sientra.com.

(*) Data on file

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are made only as of the date of this release. The words “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Forward-looking statements may include information concerning the Company’s unaudited financial information for the fourth quarter and full year ended December 31, 2022, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, profitability, outlook and overall business strategy, the Company’s ability to successfully launch the Viality fat transfer system, the Company’s ability to successfully integrate the

SimpliDerm ADM into its existing operations, the reception of plastic surgeons to the Company’s products, including the Viality fat transfer system and the SimpliDerm ADM, the anticipated future clinical results of the Viality multi-center volume retention study, the Company’s estimates of its total addressable market, and the Company’s ability to capture additional market share and customer accounts in the plastic surgery market. Such statements are subject to risks and uncertainties, including the audit of the Company’s financial statements which audit is not yet complete and the numbers presented here could differ from the final audited financial statements presented by the Company, the Company’s ability to recapture delayed procedures resulting from the COVID-19 pandemic, the positive reaction from plastic surgeons and their patients to the Company’s product portfolio, including the Viality fat transfer system and the SimpliDerm ADM, the ability to meet consumer demand, the growth of the plastic surgery market and breast procedures, the outcomes of the Company’s clinical studies, and the ability of the Company to execute on its commercial, marketing, research and development and regulatory plans. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. The words “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Investor Relations Contact
Aman R. Patel, CFA
aman.patel@westwicke.com

Sientra, Inc.
Consolidated Statements of Operations
(In thousands, except per share and share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net sales	$25,068	$22,648	$90,549	$80,683
Cost of goods sold	21,837	10,321	48,955	36,348
Gross profit	3,231	12,327	41,594	44,335
Operating expenses:
Sales and marketing	13,507	14,108	55,049	48,456
Research and development	4,240	3,494	14,063	10,456
General and administrative	9,943	8,452	41,532	31,773
Total operating expenses	27,690	26,054	110,644	90,685
Loss from operations	(24,459)	(13,727)	(69,050)	(46,350)
Other (expense) income, net:
Interest income	72	—	130	4
Interest expense	(2,941)	(2,111)	(9,525)	(8,254)
(Loss) gain on extinguishment of debt	(4,040)	—	(4,040)	6,652
Change in fair value of derivative liability	8,780	—	8,780	(14,460)
Other income (expense), net	221	(13)	12	(89)
Total other (expense) income, net	2,092	(2,124)	(4,643)	(16,147)
(Loss) income from continuing operations before income taxes	(22,367)	(15,851)	(73,693)	(62,497)
Income tax expense	27	21	27	21
Income (loss) from continuing operations	(22,394)	(15,872)	(73,720)	(62,518)
Income (loss) from discontinued operations, net of income taxes	—	(196)	—	37
Net (loss) income	$(22,394)	$(16,068)	$(73,720)	$(62,481)
Basic and diluted net loss per share attributable to common stockholders
Continuing operations	$(2.35)	$(2.73)	$(10.40)	$(10.96)
Discontinued operations	—	(0.03)	—	0.01
Basic and diluted net loss per share	$(2.35)	$(2.76)	$(10.40)	$(10.95)
Weighted average outstanding common shares used for net (loss) income per share attributable to common stockholders:
Basic and diluted	9,539,971	5,817,028	7,090,014	5,705,711

Sientra, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$26,071	$51,772
Accounts receivable, net	36,892	33,105
Inventories, net	42,692	52,914
Prepaid expenses and other current assets	2,094	2,983
Total current assets	107,749	140,774
Property and equipment, net	14,941	13,998
Goodwill	9,202	9,202
Other intangible assets, net	25,676	28,765
Right of use assets, net	7,004	6,565
Other assets	849	600
Total assets	$165,421	$199,904
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$-	$2,237
Accounts payable	6,818	7,402
Accrued and other current liabilities	21,957	21,798
Customer deposits	45,161	35,182
Sales return liability	15,773	13,399
Total current liabilities	89,709	80,018
Long-term debt	55,819	62,434
Derivative liability	880	—
Deferred and contingent consideration	2,791	5,872
Warranty reserve	8,828	2,505
Lease liabilities	5,518	5,604
Other liabilities	2,698	2,614
Total liabilities	166,243	159,047
Stockholders’ equity:
Total stockholders’ equity	(822)	40,857
Total liabilities and stockholders’ equity	$165,421	$199,904

Sientra, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(73,720)	$(62,482)
Income (loss) from discontinued operations, net of income taxes	—	37
Loss from continuing operations, net of income taxes	(73,720)	(62,519)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,636	4,360
Provision for doubtful accounts	1,478	1,326
Provision for warranties	6,942	970
Provision for inventory	5,592	82
Fair value adjustments to derivative liability	(8,780)	14,460
Fair value adjustments of other liabilities held at fair value	218	441
Amortization of debt discount and issuance costs	4,746	3,587
Loss (gain) on extinguishment of debt	4,040	(6,652)
Stock-based compensation expense	7,933	10,390
Payments of contingent consideration liability in excess of acquisition-date fair value	—	(2,419)
Other non-cash adjustments	(262)	684
Changes in assets and liabilities:
Accounts receivable	(5,264)	(14,660)
Inventories	4,630	(13,775)
Prepaid expenses, other current assets and other assets	621	(1,501)
Accounts payable, accrued, and other liabilities	(2,450)	(752)
Customer deposits	9,979	17,277
Sales return liability	2,374	4,207
Net cash flow used in operating activities - continuing operations	(35,287)	(44,494)
Net cash flow used in operating activities - discontinued operations	—	1,994
Net cash used in operating activities	(35,287)	(42,500)
Cash flows from investing activities:
Purchase of property and equipment	(3,591)	(3,805)
Net cash flow used in investing activities - continuing operations	(3,591)	(4,805)
Net cash flow provided by (used in) investing activities - discontinued operations	—	8,134
Net cash (used in) provided by investing activities	(3,591)	3,329
Cash flows from financing activities:
Payment of deferred consideration in connection with asset acquisition	(3,000)	—
Proceeds from issuance of common stock for employee stock-based plans	—	1,970
Net proceeds from issuance of common stock	14,097	39,226
Proceeds from issuance of common stock under ESPP	473	—
Tax payments related to shares withheld for vested restricted stock units (RSUs)	(461)	(3,145)
Gross borrowings under the Term Loan	5,000	1,000
Repayments under the Term Loan	(21,000)	—
Gross borrowings under the Revolving Loan	5,666	2,237
Repayment of the Revolving Loan	(7,904)	—
Proceeds from issuance of Convertible Notes	23,000	—
Payments of contingent consideration up to acquisition-date fair value	—	(4,550)
Deferred financing costs	(2,694)	(800)
Net cash provided by financing activities	13,178	35,938
Net (decrease) increase in cash, cash equivalents and restricted cash	(25,701)	(3,233)
Cash, cash equivalents and restricted cash at:
Beginning of period	52,067	55,300
End of period	$26,366	$52,067

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	26,071	51,772
Restricted cash included in other assets	295	295
Total cash, cash equivalents and restricted cash	$26,366	$52,067

Sientra, Inc.
Reconciliation of Loss from Continuing Operations to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
Dollars, in thousands	2022	2021	2022	2021
(Loss) income from continuing operations, as reported	$(22,394)	$(15,873)	$(73,720)	$(62,518)
Adjustments to (loss) income from continuing operations:
Interest (income) expense and other, net	2,809	2,127	9,338	8,338
Provision for income taxes	27	21	27	21
Depreciation and amortization	1,671	1,211	6,618	4,360
Fair value adjustments to contingent consideration	(174)	392	(262)	441
Fair value adjustments to derivative liability	(8,780)	—	(8,780)	14,460
(Loss) gain on extinguishment of debt	4,040	—	4,040	(6,652)
Stock-based compensation	1,820	2,317	7,933	10,389
Bad debt expense	391	451	1,478	1,326
Increase in inventory reserve	5,718	—	5,718	—
Warranty adjustment	6,090	—	6,090	—
Severance	562	—	2,197	—
SEC/DOJ related legal fees	1,252	—	1,252	—
Legal settlement expense	—	—	1,600	—
Total adjustments to (loss) income from continuing operations	15,426	6,622	37,249	32,683
Adjusted EBITDA	$(6,968)	$(9,251)	$(36,471)	$(29,835)

	Three Months Ended		Year Ended
	December 31,		December 31,
As a Percentage of Revenue**	2022	2021	2022	2021
(Loss) income from continuing operations, as reported	(89.3%)	(70.1%)	(81.4%)	(77.5%)
Adjustments to (loss) income from continuing operations:
Interest (income) expense and other, net	11.2%	9.4%	10.3%	10.3%
Provision for income taxes	0.1%	0.1%	0.0%	0.0%
Depreciation and amortization	6.7%	5.3%	7.3%	5.4%
Fair value adjustments to contingent consideration	(0.7%)	1.7%	(0.3%)	0.5%
Fair value adjustments to derivative liability	(35.0%)	0.0%	(9.7%)	17.9%
(Loss) gain on extinguishment of debt	16.1%	0.0%	4.5%	(8.2%)
Stock-based compensation	7.3%	10.2%	8.8%	12.9%
Bad debt expense	1.6%	2.0%	1.6%	1.6%
Increase in inventory reserve	0.0%	0.0%	0.0%	0.0%
Warranty adjustment	0.0%	0.0%	0.0%	0.0%
Severance	2.2%	0.0%	2.4%	0.0%
SEC/DOJ related legal fees	0.0%	0.0%	0.0%	0.0%
Legal settlement expense	0.0%	0.0%	1.8%	0.0%
Total adjustments to (loss) income from continuing operations	61.5%	28.8%	41.1%	40.5%
Adjusted EBITDA	(27.8%)	(41.3%)	(40.3%)	37.0%

** Adjustments may not add to the total figure due to rounding

Sientra, Inc.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP operating expenses, as reported	$27,690	$26,054	$110,644	$90,685
Adjustments to GAAP operating expenses:
Depreciation and amortization	1,046	709	4,861	2,236
Fair value adjustments to contingent consideration	(174)	392	(262)	441
Stock-based compensation	1,820	2,317	7,933	10,389
Bad debt expense	391	451	1,478	1,326
One-time severance charges	562	—	2,197	—
SEC/DOJ related legal fees	1,252	—	1,252	—
Legal settlement	—	—	1,600	—
Total adjustments to GAAP operating expenses	4,897	3,869	19,059	14,392
Non-GAAP operating expenses	$22,793	$22,185	$91,585	$76,293

Sientra, Inc.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP operating expenses, as reported
Sales and marketing	$13,507	$14,108	$55,049	$48,456
Research and development	4,240	3,494	14,063	10,456
General and administrative	9,943	8,452	41,532	31,773
Total GAAP operating expenses, as reported	$27,690	$26,054	$110,644	$90,685
Adjustments to GAAP operating expenses:
Sales and marketing	1,005	791	4,070	3,659
Research and development	957	397	2,147	1,619
General and administrative	2,935	2,681	12,842	9,114
Total adjustments to GAAP operating expenses	4,897	3,869	19,059	14,392
Non-GAAP operating expenses
Sales and marketing	12,502	13,317	50,979	44,797
Research and development	3,283	3,097	11,916	8,837
General and administrative	7,008	5,771	28,690	22,659
Total Non-GAAP operating expenses	$22,793	$22,185	$91,585	$76,293

Sientra, Inc.
Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net cash flow used in operating activities - continuing operations	$(1,837)	$(7,112)	$(35,287)	$(35,227)
Purchase of property and equipment	(1,735)	1,077	(3,591)	(3,805)
Free cash flow	$(3,573)	$(6,035)	$(38,879)	$(39,032)